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                                                    EXHIBIT 23.1


































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CONSENT OF INDEPENDENT AUDITOR
--------------------------------------------------------


The Board of Directors
Harman International Industries, Incorporated:


We consent to incorporation by reference in the Registration Statement Nos. 33-20559, 33-28973, 33-36388, 33-60234, 33-60236, 33-59605,
333-02917, 333-28793 and 333-32673 on Form S-8 and 333-21021 on
Form S-3 of Harman International Industries, Incorporated of our report dated August 12, 1998, relating to the consolidated balance sheets of Harman International Industries, Incorporated and subsidiaries as of June 30, 1998 and 1997, and the related consolidated statements of operations, cash flows and shareholders' equity and related schedule for each of the years in the three year period ended June 30, 1998, which report appears in the June 30, 1998 annual report on Form 10-K of Harman International Industries, Incorporated.


				/s/ KPMG Peat Marwick LLP


Los Angeles, California
September 14, 1998











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